UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 5, 2020 (November 4, 2020)

Clovis Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35347	90-0475355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Flatiron Parkway, Suite 100 Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 625-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock par Value $0.001 per Share	CLVS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On November 5, 2020, Clovis Oncology, Inc. (the “Company”) announced that it has entered into a privately negotiated exchange and purchase agreement (the “Exchange and Purchase Agreement”) with a holder of its currently outstanding 4.50% Convertible Senior Notes due 2024 (the “Existing 2024 Notes”). Pursuant to the Exchange and Purchase Agreement, in exchange for $64,842,000 aggregate principal amount of Existing 2024 Notes held by the holder (which is currently convertible into approximately 8.9 million shares of common stock), the Company has agreed to issue to the holder a number shares of the Company’s common stock (the “Exchanged Shares”) utilizing an exchange ratio based in part on the daily volume-weighted average prices per share of the Company’s common stock during a seven-trading day pricing period following execution of the Agreement, subject to a floor. The maximum number of Exchanged Shares that could be issued pursuant to the Exchange and Purchase Agreement is 15,696,240, after giving effect to the floor.

The settlement of the Exchanged Shares is expected to occur in two parts, subject in each case, to the satisfaction of customary closing conditions. Approximately 8.9 million of the Exchanged Shares are expected to be issued to the holder on or about November 6, 2020 and the remainder is expected to be issued within two business days following the seven-trading day pricing period and the final calculation of the exchange ratio, which is expected to occur on or about November 17, 2020; provided, that, in the event delivery of such remaining Exchanged Shares would result in the holder beneficially owning in excess of 9.9% of the Company’s outstanding shares of common stock, such excess shares will be delivered to the holder on the earlier of (i) the second business day after the holder certifies to the Company that receiving any portion of such remaining Exchanged Shares would not result in the holder owning in excess of 9.9% of the Company’s shares, or (ii) February 12, 2021.

Pursuant to the Exchange and Purchase Agreement, the Company has also agreed to sell to the holder $50,000,000 aggregate principal amount of a new series of 4.50% Convertible Senior Notes due 2024 (the “New 2024 Notes”) at a purchase price of $1,000 per $1,000 principal amount thereof. In addition, the Company has granted the holder a 13-day option to purchase up to an additional $20,000,000 aggregate principal amount of New 2024 Notes on the same terms and conditions.

The New 2024 Notes will be issued pursuant to a new indenture (the “Indenture”), to be entered into between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

The New 2024 Notes will be senior unsecured obligations of the Company, ranking senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the New 2024 Notes; equal in right of payment to all of the Company’s liabilities that are not so subordinated, including the Company’s currently outstanding 2.50% Convertible Senior Notes due 2021, its 1.25% Convertible Senior Notes due 2025 and its Existing 2024 Notes that will remain outstanding following the transactions contemplated by the Exchange and Purchase Agreement; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness, including the Company’s borrowing under its Financing Agreement with certain affiliates of TPG Sixth Street Partners, LLC as lenders and as the administrative agent, dated as of May 1, 2019; and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The New 2024 Notes will mature on August 1, 2024, unless earlier repurchased or converted. The New 2024 Notes will bear interest at a rate of 4.50% per annum, payable semi-annually in arrears on February 1st and August 1st of each year, beginning on February 1, 2021.

The New 2024 Notes will be convertible at an initial conversion rate of 160.3334 shares of the Company’s common stock per $1,000 principal amount of New 2024 Notes (equivalent to an initial conversion price of approximately $6.24 per share of common stock). The conversion rate will be subject to adjustment in some events as set forth in the Indenture. Holders may convert their New 2024 Notes at any time prior to the close of business on the business day immediately preceding August 1, 2024; provided, that no such conversion shall be effected to the extent such conversion would result in such converting holder beneficially owning in excess of 9.9% of the Company’s outstanding shares of common stock. In addition, following certain corporate events that occur prior to the maturity date, the Company will increase the conversion rate for a holder who elects to convert its New 2024 Notes in connection with such corporate event in certain circumstances by a specified number of shares of common stock as described in the Indenture.

The Company will not have the right to redeem the New 2024 Notes at its option prior to their maturity. If the Company undergoes a fundamental change prior to the maturity date of the New 2024 Notes, holders of the New 2024 Notes may require the Company to repurchase for cash all or part of their New 2024 Notes at a repurchase price equal to 100% of the principal amount of the New 2024 Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture will provide for customary terms and covenants, including that upon certain events of default, either the trustee or the holders of not less than 25% in aggregate principal amount of the New 2024 Notes then outstanding may declare the unpaid principal amount of the New 2024 Notes and accrued and unpaid interest, if any, thereon immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of the New 2024 Notes together with accrued and unpaid interest, if any, thereon will automatically become and be immediately due and payable.

The Company intends to use the net proceeds from the sale of the New 2024 Notes for general corporate purposes, including repayment, repurchase or refinance of its debt obligations, sales and marketing expenses associated with Rubraca® (rucaparib), funding of its development programs, payment of milestones pursuant to its license agreements, general and administrative expenses, acquisition or licensing of additional product candidates or businesses and working capital.

The settlement of the New 2024 Notes is expected to occur on or about November 17, 2020, subject to the satisfaction of customary closing conditions.

The issuance of the Exchanged Shares, the New 2024 Notes issuable in the transaction and any shares of common stock issuable upon conversion of such New 2024 Notes have not been registered under the Securities Act, or any state securities law, and, unless so registered, the New 2024 Notes and any such shares may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The Company has agreed to file a registration statement for the resale of the shares of common stock issuable upon the conversion of the New 2024 Notes purchased by the holder.

The description of the Exchange and Purchase Agreement is qualified in its entirety by reference to the form of Exchange and Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The descriptions of the Indenture and the New 2024 Notes are qualified in their entirety by reference to the form of Indenture and form of Global Note, which are filed as Exhibit 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The Indenture and New 2024 Notes are expected to be entered into November 17, 2020, the settlement date for sale of the New 2024 Notes.

The Exchange and Purchase Agreement has been included as an exhibit hereto to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Exchange and Purchase Agreement were made by the parties thereto only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Exchange and Purchase Agreement; may be subject to limitations agreed upon by the contracting parties; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Exchange and Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The New 2024 Notes will be offered pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The Exchanged Shares will be issued pursuant to the exemption provided by Section 3(a)(9) of the Securities Act.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events

On November 5, 2020, the Company issued a press release announcing the transactions contemplated by the Exchange and Purchase Agreements. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

4.1	Form of Indenture, to be entered into by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the New 2024 Notes.

4.2	Form of Global Note representing the New 2024 Notes (included as part of Exhibit 4.1)

10.1	Form of Exchange and Purchase Agreement.

99.1	Press Release, dated November 5, 2020 announcing the transactions contemplated by the Exchange and Purchase Agreements.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101)

Forward-Looking Statements.

To the extent that statements contained in this current report are not descriptions of historical facts regarding the Company, they are forward-looking statements reflecting the current beliefs and expectations of management. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s actual results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the conditions affecting the capital markets, general economic, industry, or political conditions, and the satisfaction of customary closing conditions related to the proposed exchange and purchase transaction. The Company undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the company in general, see the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its other reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2020

CLOVIS ONCOLOGY, INC.

By:	/s/ Paul Gross
Name:	Paul Gross
Title:	Executive Vice President and General Counsel